Exhibit 4(i)(2)

                             SUBSCRIPTION AGREEMENT

                             NEW TECH VENTURES, INC.
                            1501 Broadway, Suite 1807
                            New York, New York 10036

          IN ORDER TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE OF NEW TECH VENTURES, INC., (THE "COMPANY") AS DESCRIBED IN THE PROSPECTUS DATED _____________, ACCOMPANYING THIS SUBSCRIPTION AGREEMENT, EACH SUBSCRIBER MUST COMPLETE, EXECUTE AND RETURN THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE PAYMENT, BY CHECK PAYABLE TO "FIRSTRUST SAVINGS BANK, AS ESCROW AGENT," FOR THE SHARES PURCHASED, TO THE COMPANY AT 1501 BROADWAY, SUITE 1807, NEW YORK, NEW YORK 10036. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PROSPECTUS.

1. Subscription

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from New Tech Ventures, Inc. (the "Company"), subject to the terms and conditions set forth in the Prospectus dated ________________ (the "Prospectus"), a copy of which accompanied this Subscription Agreement, _____ shares of the Company's common stock $.001 par value per share, at a price per Share of $.03 per share or $_____ in the aggregate (the "Subscription Price").

2. Payment

     The Subscription Price must accompany this Subscription and shall be paid by check payable to "Firstrust Savings Bank, as Escrow Agent."


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3. Subscription Information

   If an Individual:                      If a Corporation:

   ---------------------------------      --------------------------------------
   Full Name                              Full Corporation Name

   ---------------------------------      --------------------------------------
   Residential Address                    Head Office Address

   ---------------------------------      --------------------------------------
   City  Province/State  Postal Code      City  Province/State  Postal Code

   ---------------------------------      --------------------------------------
   Telephone           Telecopier         Attention

   ---------------------------------      --------------------------------------
   Social Security No. or Tax             Telephone           Telecopier
   Identification No. (US Persons)
                                          --------------------------------------

                                          Tax Identification No.



     If a Corporation, please provide the names of its directors below:


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4.   Representations of Non US Subscribers

     If the prospective Subscriber is a resident of a jurisdiction (the "International Jurisdiction") other than the United States of America or one of its possessions or territories, such Subscriber will be required to represent that:

     (a)  he is a resident of the International Jurisdiction;

     (b) he is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction, if any, which would apply to this subscription;


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     (c)  he is purchasing the Shares pursuant to exemptions from the prospectus and/or registration requirements under the applicable securities laws of that International Jurisdiction; or, if such is not applicable, the investor is permitted to purchase the Shares under the applicable securities laws of the International Jurisdiction without the need to rely on exemptions;

     (d) the applicable securities laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority in the International Jurisdiction; and

     (e) the investor will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (c) and (d) above to the satisfaction of the Company, acting reasonably.

5.   Special State Law Considerations

     THE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE FLORIDA SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED.

     THE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT. IN THE EVENT THAT SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OR SALES OF SECURITIES SET FORTH IN SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, ANY SALE IN FLORIDA MADE PURSUANT TO SUCH SECTION IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE COMPANY WITHIN SUCH THREE (3) DAY PERIOD STATING THAT IT IS VOIDING AND RESCINDING THE PURCHASE. IF ANY INVESTOR SENDS SUCH A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.


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6.   Miscellaneous

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     (b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York and between residents of New York, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     (d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (e) The Offering may be withdrawn at any time prior to the issuance of Shares to prospective Subscribers. Further, in connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the Shares applied for by such subscriber. The Shares are offered by the Company subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

     (f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


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     In Witness Whereof, the Subscriber has executed this Subscription Agreement on this ____ day of ________, ________.


                                                 ------------------------------
                                                 Name of Subscriber
                                                 (Please type or Print)


                                                 ------------------------------
                                                 [Signature of Subscriber or of
                                                 duly authorized signatory of a
                                                 corporation,   partnership  or
                                                 other subscriber that is not a
                                                 natural person]


                                                 ------------------------------
                                                 Name:


                                                 ------------------------------
                                                 Title:  Please  print  or type
                                                 name   and   title   of   duly
                                                 authorized   signatory   of  a
                                                 corporate,    partnership   or
                                                 other subscriber that is not a
                                                 natural person.


Accepted this ___ day of _________, _______

NEW TECH VENTURES, INC.

By:
    ----------------------------------------
    (Signature of duly authorized signatory)

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